New Mountain Finance Corporation Announces First Quarter Financial Results

Reports Net Investment Income of $0.38 per share

Declares a Regular Second Quarter Distribution of $0.32 per Share and a Supplemental Distribution of $0.03 per Share

NEW YORK--(BUSINESS WIRE) — May 8, 2023 -- New Mountain Finance Corporation (NASDAQ: NMFC) (“New Mountain,” “New Mountain Finance” or the “Company”) today announced its financial results for the quarter ended March 31, 2023. The Company reported first quarter net investment income ("NII") of $0.38 per weighted average share and net asset value (“NAV”) per share of $13.14, compared to $13.02 on December 31, 2022. The Company also announced that its board of directors declared a second quarter regular distribution of $0.32 per share and a supplemental distribution of $0.03, which will be payable on June 30, 2023 to holders of record as of June 16, 2023.
Selected Financial Highlights

(in thousands, except per share data)	March 31, 2023
Investment Portfolio[1]	$3,286,865
Total Assets	$3,378,935
Total Statutory Debt[2]	$1,710,767
NAV[3]	$1,326,690

NAV per Share	$13.14
Net Investment Income per Weighted Average Share	$0.38
Distribution Paid per Share	$0.32
Statutory Debt/Equity	1.29x
Statutory Debt/Equity (net of available cash)	1.26x
Management Comments on First Quarter Performance
“Our first quarter results reflect a very good start to 2023 with year-over-year net investment income per share growth of over 26%. Our credit performance remains strong even in a more difficult market environment,” said Steven B. Klinsky, NMFC Chairman. “New Mountain Finance Corporation continues to benefit from our disciplined defensive growth investment focus and our knowledgeable and experienced team."
John R. Kline, CEO, commented: “NMFC’s net investment income per share again outpaced its regular quarterly dividend in the first quarter, resulting in a supplemental distribution of $0.03 per share in addition to our regular distribution of $0.32 per share. We remain focused on delivering stable enhanced yield to our shareholders through our base dividend and future variable supplemental dividend payments."
Portfolio and Investment Activity1
As of March 31, 2023, the Company’s NAV was $1,326.7 million and its portfolio had a fair value of $3,286.9 million in 112 portfolio companies, with a weighted average YTM at Cost4 of approximately 10.9%. For the three months ended March 31, 2023, the Company generated $76.7 million of originations5, and cash repayments5 of $30.7 million.
Consolidated Results of Operations6
The Company’s total investment income for the three months ended March 31, 2023 and 2022 was $91.7 million and $68.6 million, respectively. The Company’s total net expenses, after income tax expense, for the three months ended March 31, 2023 and 2022 were $53.6 million and $39.0 million, respectively. The Company's NII for the three months ended March 31, 2023 and 2022 was $38.1 million and $29.6 million, respectively. The Company's NII per share for the three months ended March 31, 2023 and 2022 was $0.38 and $0.30, respectively. For the three months ended March 31, 2023 and 2022, the Company recorded $6.4 million and $6.6 million, respectively, of net realized and unrealized gains.

Liquidity and Capital Resources
As of March 31, 2023, the Company had cash and cash equivalents of $46.4 million and total statutory debt outstanding of $1,710.8 million2. The Company's statutory debt to equity was 1.29x as of March 31, 2023. Additionally, the Company had $300.0 million of SBA-guaranteed debentures outstanding as of March 31, 2023.
Portfolio and Asset Quality1
The Company monitors the performance and financial trends of its portfolio companies on at least a quarterly basis. The Company attempts to identify any developments within the portfolio company, the industry or the macroeconomic environment that may alter any material element of the Company’s original investment strategy. As described more fully in the Company's Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission, the portfolio monitoring procedures are designed to provide a simple, yet comprehensive analysis of the Company’s portfolio companies based on their operating performance and underlying business characteristics, which in turn forms the basis of its Risk Rating. The Risk Rating is expressed in categories of Red, Orange, Yellow and Green with Red reflecting an investment performing materially below expectations and Green reflecting an investment that is in-line with or above expectations.
The following table shows the Risk Rating of the Company’s portfolio companies as of March 31, 2023:

(in millions)	As of March 31, 2023
Risk Rating	Cost	Percent	Fair Value	Percent
Red	$62.3	1.9%	$17.6	0.5%
Orange	60.1	1.8%	41.0	1.3%
Yellow[1]	187.7	5.6%	138.7	4.2%
Green[7]	3,022.5	90.7%	3,089.6	94.0%
Total	$3,332.6	100.0%	$3,286.9	100.0%

As of March 31, 2023, all investments in the Company’s portfolio had a Green Risk Rating with the exception of nine portfolio companies that had a Yellow Risk Rating, four portfolio companies that had an Orange Risk Rating and three portfolio companies that had a Red Risk Rating.
The following table shows the Company’s investment portfolio composition as of March 31, 2023:

(in thousands, except per share data)
Investment Portfolio Composition	March 31, 2023	Percent of Total
First Lien	1,798,746	54.7%
Second Lien[1]	578,952	17.6%
Subordinated	78,282	2.4%
Preferred Equity	191,155	5.8%
Investment Fund	252,400	7.7%
Common Equity and Other[7]	387,330	11.8%
Total	$3,286,865	100.0%

Recent Developments
On April 25, 2023, the Company’s board of directors declared a regular second quarter 2023 distribution of $0.32 per share and a supplemental distribution related to Q1 earnings of $0.03 per share, each payable on June 30, 2023 to holders of record as of June 16, 2023.
On April 25, 2023, Alice W. Handy notified the Company's board of directors that she was resigning as a director, effective immediately. In submitting her resignation, Ms. Handy did not express any disagreement on any matter relating to the

Company's operations, policies or practices. The Nominating and Corporate Governance Committee of the board of directors has been actively searching for Ms. Handy’s successor in accordance with its policies and procedures, and expects to appoint a new director in the near future.

(1)Includes collateral for securities purchased under collateralized agreements to resell.
(2)Excludes the Company’s United States Small Business Administration (“SBA”) guaranteed debentures.
(3)Excludes non-controlling interest in New Mountain Net Lease Corporation (“NMNLC”).
(4)References to “YTM at Cost” assume the accruing investments, including secured collateralized agreements, in the Company's portfolio as of a certain date, the ‘‘Portfolio Date’’, are purchased at cost on that date and held until their respective maturities with no prepayments or losses and are exited at par at maturity. This calculation excludes the impact of existing leverage. YTM at Cost uses the London Interbank Offered Rate (“LIBOR”), Sterling Overnight Interbank Average Rate ("SONIA”), Euro Interbank Offered Rate ("EURIBOR") and Secured Overnight Financing Rate (“SOFR”) curves at each quarter’s respective end date. The actual yield to maturity may be higher or lower due to the future selection of LIBOR, SONIA, EURIBOR and SOFR contracts by the individual companies in the Company’s portfolio or other factors.
(5)Originations exclude payment-in-kind (“PIK”); originations, repayments, and sales excludes revolvers, unfunded commitments, bridges, return of capital, and realized gains / losses.
(6)Excludes net income related to non-controlling interests in NMNLC. For the quarter ended March 31, 2023 and 2022, $0.3 million and $0.4 million, respectively, of dividend income is excluded from investment income, $0.0 million and $0.1 million, respectively, of net direct and indirect professional, administrative, other general and administrative is excluded from net expenses, and $(0.0) million and $0.5 million, respectively, of unrealized losses and realized and unrealized gains, respectively, is excluded from net realized and unrealized gains.
(7)Includes investment held in NMNLC

First Quarter 2023 Conference Call
New Mountain Finance Corporation will host an earnings conference call and webcast at 10:00 am Eastern Time on Tuesday, May 9, 2023. To participate in the live earning conference call, please use the following dial-in numbers or visit the audio webcast link. To avoid any delays, please join at least fifteen minutes prior to the start of the call.
•United States: +1 (877) 443-9109
•International: +1 (412) 317-1082
•Live Audio Webcast
A replay of the conference call can be accessed one hour after the end of the conference call through August 9, 2023. The full webcast replay will be available through May 9, 2024. To access the earnings webcast replay please visit the New Mountain Investor Relations website.
•United States: +1 (877) 344-7529
•International: +1 (412) 317-0088
•Access Code: 8478449
For additional details related to the quarter ended March 31, 2023, please refer to the New Mountain Finance Corporation Form 10-Q filed with the SEC and the supplemental investor presentation which can be found on the Company's website at http://www.newmountainfinance.com.

New Mountain Finance Corporation
Consolidated Statements of Assets and Liabilities
(in thousands, except shares and per share data)
(unaudited)

	March 31, 2023	December 31, 2022
Assets
Investments at fair value
Non-controlled/non-affiliated investments (cost of $2,578,975 and $2,523,522, respectively)	$2,453,534	$2,400,425
Non-controlled/affiliated investments (cost of $102,901 and $85,971, respectively)	147,701	130,787
Controlled investments (cost of $620,738 and $650,474, respectively)	669,091	690,035
Total investments at fair value (cost of $3,302,614 and $3,259,967, respectively)	3,270,326	3,221,247
Securities purchased under collateralized agreements to resell (cost of $30,000 and $30,000, respectively)	16,539	16,539
Cash and cash equivalents	46,399	71,190
Interest and dividend receivable	34,288	36,154
Receivable from affiliates	91	—
Other assets	11,292	9,797
Total assets	$3,378,935	$3,354,927
Liabilities
Borrowings
Holdings Credit Facility	$614,663	$618,963
Unsecured Notes	441,500	531,500
Convertible Notes	377,135	316,853
SBA-guaranteed debentures	300,000	300,000
DB Credit Facility	186,400	186,400
NMFC Credit Facility	87,949	40,359
NMNLC Credit Facility II	3,120	3,785
Deferred financing costs (net of accumulated amortization of $49,187 and $47,531, respectively)	(16,699)	(17,199)
Net borrowings	1,994,068	1,980,661
Management fee payable	10,575	10,524
Incentive fee payable	9,597	6,296
Interest payable	20,566	19,627
Payable to affiliates	—	78
Deferred tax liability	2,988	8,487
Other liabilities	2,647	3,063
Total liabilities	2,040,441	2,028,736
Commitments and contingencies
Net assets
Preferred stock, par value $0.01 per share, 2,000,000 shares authorized, none issued	—	—
Common stock, par value $0.01 per share, 200,000,000 shares authorized, and 100,937,026 and 100,937,026 shares issued and outstanding, respectively	1,009	1,009
Paid in capital in excess of par	1,305,889	1,305,945
Accumulated undistributed earnings	19,792	7,519
Total net assets of New Mountain Finance Corporation	$1,326,690	$1,314,473
Non-controlling interest in New Mountain Net Lease Corporation	11,804	11,718
Total net assets	$1,338,494	$1,326,191
Total liabilities and net assets	$3,378,935	$3,354,927
Number of shares outstanding	100,937,026	100,937,026
Net asset value per share of New Mountain Finance Corporation	$13.14	$13.02

New Mountain Finance Corporation
Consolidated Statements of Operations
(in thousands, except shares and per share data)
(unaudited)

	Three Months Ended
	March 31, 2023	March 31, 2022
Investment income
From non-controlled/non-affiliated investments:
Interest income (excluding Payment-in-kind ("PIK") interest income)	$60,758	$37,444
PIK interest income	3,944	3,302
Dividend income	47	48
Non-cash dividend income	4,166	3,085
Other income	1,918	1,631
From non-controlled/affiliated investments:
Interest income (excluding PIK interest income)	9	255
PIK interest income	691	251
Non-cash dividend income	1,105	982
Other income	63	63
From controlled investments:
Interest income (excluding PIK interest income)	1,444	1,656
PIK interest income	4,388	4,970
Dividend income	10,995	11,645
Non-cash dividend income	1,230	1,012
Other income	1,195	2,619
Total investment income	91,953	68,963
Expenses
Interest and other financing expenses	30,796	18,637
Management fee	11,638	11,553
Incentive fee	9,597	7,477
Administrative expenses	1,048	1,209
Professional fees	965	937
Other general and administrative expenses	488	477
Total expenses	54,532	40,290
Less: management fee waived	(1,063)	(1,092)
Less: expenses waived and reimbursed	—	(238)
Net expenses	53,469	38,960
Net investment income before income taxes	38,484	30,003
Income tax expense	96	95
Net investment income	38,388	29,908
Net realized gains (losses):
Non-controlled/non-affiliated investments	(1,308)	(70)
Controlled investments	1,973	19,242
Foreign currency	12	345
Net change in unrealized appreciation (depreciation):
Non-controlled/non-affiliated investments	(2,929)	(4,524)
Non-controlled/affiliated investments	(16)	10,759
Controlled investments	8,797	(16,168)
Securities purchased under collateralized agreements to resell	—	(2,021)

Foreign currency	26	(422)
Provision for taxes	(131)	(2)
Net realized and unrealized gains	6,424	7,139
Net increase in net assets resulting from operations	44,812	37,047
Less: Net increase in net assets resulting from operations related to non-controlling interest in New Mountain Net Lease Corporation	(239)	(855)
Net increase in net assets resulting from operations related to New Mountain Finance Corporation	$44,573	$36,192
Basic earnings per share	$0.44	$0.37
Weighted average shares of common stock outstanding - basic	100,937,026	98,413,476
Diluted earnings per share	$0.40	$0.34
Weighted average shares of common stock outstanding - diluted	123,591,432	111,671,062
Distributions declared and paid per share	$0.32	$0.30

ABOUT NEW MOUNTAIN FINANCE CORPORATION
New Mountain Finance Corporation (NASDAQ: NMFC) is a leading business development company (BDC) focused on providing direct lending solutions to U.S. middle market companies backed by top private equity sponsors. Our portfolio consists primarily of senior secured loans, and select junior capital positions, to growing businesses in defensive industries that offer attractive risk-adjusted returns. Our differentiated investment approach leverages the deep sector knowledge and operating resources of New Mountain Capital, a global investment firm with approximately $37 billion of assets under management as of March 31, 2023.
ABOUT NEW MOUNTAIN CAPITAL
New Mountain Capital is a New York-based investment firm that emphasizes business building and growth, rather than debt, as it pursues long-term capital appreciation. The firm currently manages private equity, credit and net lease investment strategies with over $37 billion in assets under management. New Mountain seeks out what it believes to be the highest quality growth leaders in carefully selected industry sectors and then works intensively with management to build the value of these companies. For more information on New Mountain Capital, please visit http://www.newmountaincapital.com.
FORWARD-LOOKING STATEMENTS
Statements included herein may contain “forward-looking statements”, which relate to our future operations, future performance or our financial condition. Forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties, including the impact of COVID-19 and related changes in base interest rates and significant volatility on our business, portfolio companies, our industry and the global economy. Actual results and outcomes may differ materially from those anticipated in the forward-looking statements as a result of a variety of factors, including those described from time to time in our filings with the Securities and Exchange Commission or factors that are beyond our control. New Mountain Finance Corporation undertakes no obligation to publicly update or revise any forward-looking statements made herein, except as may be required by law. All forward-looking statements speak only as of the time of this press release.
CONTACT
New Mountain Finance Corporation
Investor Relations
Laura C. Holson, Authorized Representative
NMFCIR@newmountaincapital.com
(212) 220-3505